Exhibit (1)(k)        Resolution of Board of Directors of Life of Virginia
                      authorizing additional Investment Subdivisions investing in shares of the Salomon Brothers Variable Investors Fund,
                      Salomon Brothers Variable Total Return Fund and Salomon
                      Brothers Variable Strategic Bond Fund of Salomon Brothers
                      Variable Series Fund, Inc.

                          UNANIMOUS WRITTEN CONSENT OF
                            THE BOARD OF DIRECTORS OF
                     THE LIFE INSURANCE COMPANY OF VIRGINIA


The undersigned, being all of the members of the Board of Directors of The Life Insurance Company of Virginia, a Virginia corporation, in lieu of a meeting held for the purpose and pursuant to the provisions of Section 13.1-685 of the Code of Virginia do hereby approve the following resolutions:

WHEREAS, The Board of Directors of the Company, pursuant to the Provisions of
Section 38.2-3113 of the Code of Virginia, adopted resolutions establishing Life of Virginia Separate Account 4 ("Separate Account 4") on August 19, 1987; and

WHEREAS, The Company wishes to establish 15 additional investment subdivisions of Separate Account 4 which will invest in shares of the Salomon Brothers Variable Investors Fund, Salomon Brothers Variable Total Return Fund and Salomon Brothers Variable Strategic Bond Fund of Salomon Brothers Variable Series Funds Inc.

NOW, THEREFORE, BE IT RESOLVED, That the Executive Committee of the Board of Directors of the Company does hereby establish and create fifteen additional investment subdivision of the aforementioned separate account. The new investment subdivisions shall invest in shares of a single mutual fund portfolio as set forth below:



        INVESTMENT SUBDIVISIONS:    TO BE INVESTED IN:


                                            Salomon Brothers Variable Series Funds, Inc.

        SAL Investors                       Salomon Brothers Variable Investors Fund
        SAL Investors - B                   Salomon Brothers Variable Investors Fund - B
        SAL Investors - C                   Salomon Brothers Variable Investors Fund - C
        SAL Investors - D                   Salomon Brothers Variable Investors Fund - D
        SAL Investors - E                   Salomon Brothers Variable Investors Fund - E

        SAL Total Return                    Salomon Brothers Variable Total Return Fund
        SAL Total Return - B                Salomon Brothers Variable Total Return Fund - B
        SAL Total Return - C                Salomon Brothers Variable Total Return Fund - C
        SAL Total Return - D                Salomon Brothers Variable Total Return Fund - D
        SAL Total Return - E                Salomon Brothers Variable Total Return Fund - E

        SAL Strategic Bond                  Salomon Brothers Variable Strategic Bond Fund
        SAL Strategic Bond - B              Salomon Brothers Variable Strategic Bond Fund - B
        SAL Strategic Bond - C              Salomon Brothers Variable Strategic Bond Fund - C
        SAL Strategic Bond - D              Salomon Brothers Variable Strategic Bond Fund - D
        SAL Strategic Bond - E              Salomon Brothers Variable Strategic Bond Fund - E



FURTHER RESOLVED, That the President, or any Senior Vice President, and each of them, with full power to act without the others, are hereby severally authorized to execute whatever agreement or agreements may be necessary or appropriate to enable such investments to be made, and the Board of Directors hereby ratifies of any such officer in executing any such agreement prior to the date of these resolutions; and

FURTHER RESOLVED, That the President or any Senior Vice President, and each of them, with full power to act without the others, are hereby severally authorized to execute and deliver such other documents and do such acts and things as each or any of them may deem necessary or desirable to carry out the foregoing resolutions and the intent and purposes thereof.

FURTHER RESOLVED, That these resolutions shall take effect as of October 1, 1998.

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/s/ ROBERT D. CHINN                          /s/ ROBERT D. CHINN
------------------------------              ------------------------------
ROBERT D. CHINN                             RONALD V. DOLAN


/s/ SELWYN L. FLOURNOY, JR.                  /s/ LINDA L. LANAM
------------------------------              -------------------------------
SELWYN L. FLOURNOY, JR.                     LINDA L. LANAM


/s/ VICTOR C. MOSES                          /s/ PAMELA S. SCHUTZ
------------------------------              -------------------------------
VICTOR C. MOSES                             PAMELA S. SCHUTZ


/s/ GEOFFREY S. STIFF
------------------------------
GEOFFREY S. STIFF